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                                                            Exhibit 99-(H)(2)(D)

                      COMPLIANCE SUPPORT SERVICES AMENDMENT
                                       TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

This Amendment to the Amended and Restated Administration Agreement (the "Amendment") is made as of November 10, 2004, by and between Forward Funds, Inc., a Maryland corporation (the "Fund") and PFPC INC., a Massachusetts corporation ("PFPC").

                                   BACKGROUND

The Fund and PFPC are parties to an Amended and Restated Administration Agreement dated as of February 1, 2003, as amended to date (the "Agreement") relating to PFPC's provision of certain services to the Fund's investment portfolios listed on Exhibit A to the Agreement, as may be amended from time to time. The parties are amending the Agreement for PFPC to provide the compliance support services described herein to the Fund.

                                      TERMS

The parties hereby agree that:

1. Provision of Services; Fees. PFPC shall provide to the Fund the compliance support services ("Compliance Support Services") described on Appendix A, as such may be amended in writing from time to time by the parties; and, as compensation for such services, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC, and PFPC's out-of pocket expenses. Out-of-pocket expenses include, but are not limited to: overnight express charges; courier services; facsimile and other telecommunications charges; duplicating charges; travel costs; transmission expenses and all other miscellaneous expenses and fees incurred in connection with the Compliance Support Services.

2. Compliance Support Services. Compliance Support Services are administrative in nature and are not, nor shall they be, construed as, legal advice to or the provision of legal services for or on behalf of the Fund or any other person. Compliance Support Services performed by PFPC will be at the request and direction of the Fund and its Chief Compliance Officer ("CCO"). PFPC disclaims liability to the Fund, and the Fund is solely responsible, for the selection, qualifications and performance of the Fund's CCO and the adequacy and effectiveness of the Fund's compliance program and infrastructure.

3. Indemnity. The Fund shall indemnify, defend and hold PFPC and its affiliates and their respective directors, trustees, officers, agents and employees harmless from all claims, suits, actions, damages, losses, and liabilities, including attorneys' fees and court costs, and all other out-of-pocket costs and expenses (collectively "Losses") arising directly or indirectly from the provision or performance of Compliance Support Services (including, without limitation, any Losses arising under the Federal Securities Laws, as that term is defined in Rule 38a-1 of the Investment Company Act of 1940); provided, however, that the Fund shall not be obligated to indemnify PFPC for Losses to the extent caused by PFPC's failure to perform Compliance Support Services in accordance with the standard of care set forth in the Agreement.

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4. Miscellaneous.

(a) As hereby amended, the Agreement shall remain in full force and effect in accordance with its terms and conditions. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

(b) The Agreement and this Amendment constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior communications with respect thereto.

(c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers designated below on the date first written above.

FORWARD FUNDS, INC.


By: /s/ Mary Curran
    -------------------------------
Name: Mary Curran
Title: Chief Compliance Officer


PFPC INC.


By: /s/ Martha E. Fox
    --------------------------------
Name: Martha E. Fox
Title: Vice President & Senior Director

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                                   APPENDIX A

                       COMPLIANCE SUPPORT SERVICES PACKAGE

     1. Base Compliance Support Services

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Description                                       Frequency
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Provision of compliance policies and procedures   Annual, with interim updates
for each applicable PFPC line of business,        on a reasonable as-needed
summaries thereof, and a standard certification   basis.
letter as to compliance with such policies and procedures.

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     2. Compliance Policies and Procedures Support

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Description                                       Frequency
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Assistance in updating the Fund's compliance      Annually
policies and procedures.

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Loading of the Fund's and its service             Initial set up. Updating on a
providers' policies and procedures, summaries     quarterly basis
of those policies and procedures and related
documents onto PFPC's Compliance Fund Library,
a secure web-based program featuring search
capabilities and 24/7 access by the Fund's
management and the Fund's board members.
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Assistance in preparing the Fund's CCO's annual   Annually
written report to the Fund's board regarding operation of the Fund's policies and procedures and those of its service providers.

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Presentation of various aspects of the            Each Fund board quarterly
compliance policies and procedures of PFPC's      meeting
lines of business to the Fund's board and
responses to related questions.
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     3. Chief Compliance Officer Support

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Description                                       Frequency
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Quarterly meetings with the Fund's CCO on         Quarterly group meetings with
regulatory issues and industry best practices,    other CCOs
including written quarterly regulatory updates.
                                                              and/or

                                                  Quarterly meetings between the
                                                  Fund's CCO and PFPC at PFPC or
                                                  agreed upon location
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Written updates on regulatory matters to the      Quarterly
Fund's CCO both on an ad hoc basis (as
significant regulatory events occur) and on a quarterly basis.

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Quarterly review (with the Fund's CCO) of         Quarterly
PFPC's operations for the relevant periods as such operations relate to the Fund.

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     4. Additional Rule 38a-1 Support Services

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Description                                       Frequency
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Assistance to the Fund in training its            Two full-day sessions
portfolio managers and other advisory personnel   annually.
on Rule 38a-1 and other related compliance issues.

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Preparation of PFPC's quarterly "report card,"    Quarterly and as agreed upon
offering a self-assessment of PFPC's adherence to its own compliance policies and procedures as the Fund's service provider; and such other forms of customized reporting (e.g., statistical reporting on such matters as NAV accuracy) as may be agreed upon.

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Assistance in drafting prospectus language in     As agreed upon
topical compliance issues related to Rule
38a-1.

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